Exhibit 10.3

EXECUTION VERSION

TERMINATION AGREEMENT

 This Termination Agreement (this “Termination Agreement”) is dated as of September 26, 2025, by and among each such Person listed on Schedule I hereto as a “Shareholder” (the “Shareholders”), Forbes & Manhattan Resources Inc., a corporation incorporated under the laws of the Province of Ontario (the “Company”) and Papaya Growth Opportunity Corp. I, a Delaware corporation formed as a special purpose acquisition company (“SPAC”). The Shareholders, the Company and SPAC are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Company Shareholder Support Agreement dated April 21, 2025 (the “Company Shareholder Support Agreement”); and

WHEREAS, the Parties desire to enter into this Termination Agreement to provide for the full discharge and termination of the Company Shareholder Support Agreement.

NOW THEREFORE, in consideration of the undertakings of the Parties as set forth in this Termination Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Termination. The Company Shareholder Support Agreement is hereby fully terminated and of no further force and effect without any further obligation or liability of any Party due or owing thereunder to any other Party or any other person or entity.

2.	Governing Law and Venue. This Company Shareholder Support Agreement and all disputes or controversies arising out of or relating to this Termination Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

3.	Binding Agreement. This Termination Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the Parties. Each Party acknowledges and agrees that it fully understands the provisions set forth in this Termination Agreement and their effect, and that each Party is voluntarily entering into this Termination Agreement.

4.	Severability. If any provision or portion of this Termination Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions or portions shall remain in full force and effect.

5.	Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. An executed signature page delivered via facsimile transmission or electronic signature shall be deemed as effective as an original executed signature page.

6.	Entire Agreement; Modification. This Termination Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreement or communications between the Parties, whether written, oral, electronic or otherwise, with respect to the subject matter hereof. No change, modification, amendment, or addition of or to this Termination Agreement shall be valid unless in writing and signed by authorized representatives of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above.

COMPANY:

FORBES & MANHATTAN RESOURCES INC.

By:	/s/ Stan Bharti
Name: Stan Bharti
Title: Director

SPAC:

PAPAYA GROWTH OPPORTUNITY CORP. ILLC

By:	/s/ Clay Whitehead
Name: Clay Whitehead
Title: Chief Executive Officer

SHAREHOLDERS:

FORBES & MANHATTAN LIMITED

By:	/s/ Stan Bharti
Name: Stan Bharti
Title: Director

1917478 HOLDINGS ULC

By:	/s/ Julian Bharti
Name: Julian Bharti
Title: President

1313986 BC ULC

By:	/s/ Christy Bharti
Name: Christy Bharti
Title: Owner

/s/ Peter Tagliamonte
PETER TAGLIAMONTE

/s/ Neil Said
NEIL SAID

/s/ Craig Marchuk
CRAIG MARCHUK